United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
(Amendment No. 1)
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 15, 2005, Hercules Incorporated (“Hercules”) filed a Current Report on Form 8-K reporting the appointment of a principal officer. This Current Report on Form 8-K/A is filed as an amendment (“Amendment No. 1”) to that 8-K filing. This Amendment No. 1 is filed to add Item 1.01 and to amend Item 5.02 and Item 9.01.

Item 1.01 Entry Into A Material Definitive Agreement.

On December 15, 2005, John E. Panichella signed an employment offer letter from Hercules and, effective January 1, 2006, he will be joining Hercules as Vice President, Hercules and President of the Aqualon Division. The employment offer letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced, a global search was undertaken for a new President of Hercules’ Aqualon Division.  On December 15, 2005, Hercules announced that effective January 1, 2006 John E. Panichella, 46, will be joining Hercules as Vice President, Hercules and President of Aqualon, reporting to Craig A. Rogerson, Hercules’ President and Chief Executive Officer.

Most recently, Mr. Panichella was Vice President and General Manager, Americas for GE Water and Process Technologies since March 2002. Prior to joining General Electric, he had been Vice President, Global Hydrocarbon Processing for BetzDearborn, a former division of Hercules Incorporated (“BetzDearborn”), since August 2001. Prior to that, he had been Vice President and General Manager, North America for BetzDearborn, since August 1999.

In his twenty-two year career with BetzDearborn and General Electric, Mr. Panichella held several management positions requiring expertise in diverse areas, including business development, operations management, sales and marketing, and strategic development.

Mr. Panichella’s employment offer letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A news release detailing this appointment, dated December 15, 2005, was issued by Hercules and is furnished as an exhibit hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Offer Letter - John E. Panichella
99.1	News Release of Hercules Incorporated dated December 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 20, 2005	By:	HERCULES INCORPORATED

/s/ Craig A. Rogerson
Craig A. Rogerson
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1 99.1	Employment Offer Letter - John E. Panichella News Release of Hercules Incorporated dated December 15, 2005